                                                                            Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
August 2, 2007	Tony Davis 318.388.9525 tony.davis@centurytel.com

CenturyTel Reports Second Quarter 2007 Earnings

MONROE, La... CenturyTel, Inc. (NYSE: CTL) announces operating results for second quarter 2007.

•
    Operating revenues, excluding nonrecurring items, increased 5.0% to $639.1 million compared to $608.9 million in second quarter 2006. Reported under GAAP, operating revenues increased 13.3% to  $690.0 million.

•	Operating cash flow (as defined in the attached financial schedules), excluding nonrecurring items, rose 4.7% to $311.2 million from $297.1 million in second quarter 2006.

•
    Net income, excluding nonrecurring items, increased 6.9% to $78.4 million from $73.4 million in second quarter 2006. Net income, reported under GAAP, was $112.3 million compared to $152.2 million  in second quarter 2006.

•
    Diluted earnings per share, excluding nonrecurring items, rose 14.8% to $.70 in second quarter 2007 compared to $.61 in second quarter 2006, while GAAP diluted earnings per share was $1.00 in second quarter 2007 and $1.26 in second quarter 2006.

•	Free cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $154.8 million in second quarter 2007.

Second Quarter Highlights (Excluding nonrecurring items) (In thousands, except per share amounts and operating data)	Quarter Ended 6/30/07		Quarter Ended 6/30/06		% Change
Operating Revenues Operating Cash Flow (1) Net Income Diluted Earnings Per Share Average Diluted Shares Outstanding Capital Expenditures	$ $ $ $ $	639,122 311,226 78,434 .70 113,721 57,976	$ $ $ $ $	608,907 297,120 73,404 .61 121,636 70,367	5.0 4.7 6.9 14.8 (6.5) (17.6)	% % % % % %
Access Lines (2) (3) High-speed Internet Customers (3)		2,205,000 500,000		2,153,000 313,000	2.4 59.7	% %

(1)	Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.
(2)	Quarter ended 6/30/2006 access lines include adjustments made during 2006 to reflect the removal of test lines and database conversion and clean-up.
(3)
      Quarter ended 6/30/2007 access lines and high-speed Internet customers include the Madison River acquisition. Excluding the effects of this acquisition, access lines decreased 5.2% and high-speed Internet customers increased 41.8%.

“CenturyTel achieved strong financial results for the second quarter as the recently acquired Madison River properties contributed to revenue growth and effective cost containment contributed to earnings growth during the quarter,” Glen F. Post, III, chairman and chief executive officer, said. “We achieved solid growth of more 30,000 broadband connections during the quarter and, with the addition of Madison River, CenturyTel now serves more than 500,000 broadband customers.”

Operating revenues, excluding nonrecurring items, increased 5.0% to $639.1 million in second quarter 2007 compared to $608.9 million in second quarter 2006, driven by the $32.1 million in revenues contributed by the Madison River properties acquired April 30, 2007. Other revenue increases during the quarter of approximately $23 million resulted primarily from an increase in high-speed Internet customers and growth in fiber transport revenues. These increases were more than offset by revenue declines of approximately $25 million primarily attributable to previously anticipated lower access revenues, access line losses and lower revenues under the amended satellite television agreement.

Operating expenses, excluding nonrecurring items, increased 4.1% to $462.2 million from $443.9 million in second quarter 2006, primarily due to operating costs associated with the Madison River properties. Excluding costs associated with the Madison River properties, operating expenses declined in second quarter 2007 compared to second quarter 2006, primarily due to lower bad debt expense, reduced personnel expenses and outside labor costs, lower expenses under the amended satellite television agreement, and lower depreciation expense associated with fully depreciated assets. These declines more than offset increased expenses associated with growth in high-speed Internet and fiber transport customers.

“CenturyTel’s financial strength allowed us to complete both the Madison River acquisition and our $1 billion share repurchase program with the repurchase of 2.9 million shares for $136 million during the quarter,” Post said. “We continue to retain significant financial flexibility and expect to utilize free cash flow to drive long-term shareholder value.”

Operating cash flow, excluding nonrecurring items, for second quarter 2007 was $311.2 million. CenturyTel achieved an operating cash flow margin of 48.7% during the quarter versus 48.8% in second quarter 2006.

Net income, excluding nonrecurring items, was $78.4 million compared to $73.4 million in second quarter 2007. Diluted earnings per share, excluding nonrecurring items, increased to $.70 in second quarter 2007 compared to $.61 in second quarter 2006, primarily due to increased operating income and the reduction in diluted shares outstanding as a result of share repurchases during the twelve months ended June 30, 2007.

For the first six months of 2007, operating revenues, excluding nonrecurring items, were $1.240 billion compared to $1.219 billion in 2006, a 1.7% increase. Operating cash flow, excluding nonrecurring items, was $607.1 million for 2007 compared to $594.8 million a year ago. Net income, excluding nonrecurring items, was $156.3 million compared to $145.7 million in 2006, while diluted earnings per share was $1.38 compared to $1.19 in 2006.

Under generally accepted accounting principles (GAAP), net income for second quarter 2007 was $112.3 million compared to $152.2 million for second quarter 2006. Diluted earnings per share was $1.00 in second quarter 2007 compared to $1.26 in second quarter 2006. Second quarter 2007 results include a $30.2 million after-tax positive revenue settlement related to the resolution of network access disputes and a $3.6 million after-tax benefit related to the amended satellite television agreement with Echostar. Second quarter 2006 results include a $72.4 million after-tax benefit related to the dissolution of the Rural Telephone Bank and a $6.4 million positive impact from the resolution of various income tax audit issues.

For the first six months of 2007, prepared in accordance with GAAP, the Company reported net income of $190.1 million, or $1.67 per diluted share, compared to net income of $221.5 million, or $1.79 per diluted share, for the six months ended June 30, 2006. See the accompanying financial schedules for detail of the Company’s nonrecurring items for the years 2007 and 2006.

For the third quarter 2007, CenturyTel expects total revenues of $690 to $700 million and diluted earnings per share of $.87 to $.92.  The finalization of revenue settlements during the third quarter is expected to result in an approximate $.23 increase in diluted earnings per share. For the full year 2007, diluted earnings per share is expected to be in the range of $2.90 to $3.00, an increase over the $2.75 to $2.85 range previously provided. This increase in 2007 diluted earnings per share guidance is primarily due to the better than anticipated results during second quarter 2007, projected increases in Internet and long distance revenues, and the expectation that operating expenses will be lower in the second half of 2007 than previously forecast, along with the anticipation of a modest contribution from the Madison River properties.

These outlook figures assume conversion of our $165 million of Series K convertible debentures and exclude nonrecurring items and the potential impact of any future mergers, acquisitions, divestitures, refinancing, share repurchases or other similar business transactions.

 Other. As previously reported, CenturyTel adopted the requirements of Staff Accounting Bulletin No. 108 (SAB 108) in fourth quarter 2006, which required the results of operations previously reported in the first, second and third quarters of 2006 to be adjusted.  Second quarter 2006 and six months ended June 30, 2006 amounts included in this press release reflect amounts adjusted for the application of SAB 108.

 Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

 Investor Call. As previously announced, CenturyTel’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.837.9781.  The call will be accessible for replay through August 8, 2007, by calling 888.258.7854 and entering the conference ID number 1109813. Investors can also listen to CenturyTel’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurytel.com prior to August 23, 2007.

 In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could affect actual results include but are not limited to:  the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company’s ability to effectively manage its expansion opportunities, including  successfully integrating newly-acquired properties into the Company’s operations and  retaining and hiring key personnel; possible changes in the demand for, or pricing of, the Company’s products and services; the Company’s continued access to credit markets on favorable terms; the Company’s ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company’s ability to collect its receivables from financially troubled communications companies; the Company’s ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effect of adverse weather; other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy.  These and other uncertainties related to the Company’s business are described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as updated by the Company’s subsequent SEC reports.  You should be aware that new factors may emerge from time to time and it is not possible for management to identify all such factors, nor can it predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  The information contained in this release is as of August 2, 2007.  The Company undertakes no obligation to update any of its forward-looking statements for any reason.

 CenturyTel (NYSE: CTL) is a leading provider of communications, high speed Internet and entertainment services in small-to-mid-size cities through our broadband and fiber transport networks.  Included in the S&P 500 Index, CenturyTel delivers advanced communications with a personal touch to customers in 25 states.  Visit us at http://www.centurytel.com. ###

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED JUNE 30, 2007 AND 2006
(UNAUDITED)

	Three months ended June 30, 2007				Three months ended June 30, 2006
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$219,803			219,803	216,485			216,485	1.5%	1.5%
Network access	266,202	48,987	(1)	217,215	221,663			221,663	20.1%	(2.0%)
Data	108,206			108,206	84,447			84,447	28.1%	28.1%
Fiber transport and CLEC	40,714	13	(1)	40,701	36,051			36,051	12.9%	12.9%
Other	55,066	1,869	(2)	53,197	50,261			50,261	9.6%	5.8%
	689,991	50,869		639,122	608,907	-		608,907	13.3%	5.0%

OPERATING EXPENSES
Cost of services and products	226,388	(4,052)	(2)	230,440	216,191			216,191	4.7%	6.6%
Selling, general and administrative	97,456			97,456	95,596			95,596	1.9%	1.9%
Depreciation and amortization	134,311			134,311	132,127			132,127	1.7%	1.7%
	458,155	(4,052)		462,207	443,914	-		443,914	3.2%	4.1%

OPERATING INCOME	231,836	54,921		176,915	164,993	-		164,993	40.5%	7.2%

OTHER INCOME (EXPENSE)
Interest expense	(57,667)			(57,667)	(50,639)			(50,639)	13.9%	13.9%
Other income (expense)	8,080			8,080	123,459	118,649	(4)	4,810	(93.5%)	68.0%
Income tax expense	(69,984)	(21,090)	(3)	(48,894)	(85,603)	(39,843)	(5)	(45,760)	(18.2%)	6.8%
NET INCOME	$112,265	33,831		78,434	152,210	78,806		73,404	(26.2%)	6.9%

BASIC EARNINGS PER SHARE	$1.03	0.31		0.72	1.32	.68		0.64	(22.0%)	12.5%
DILUTED EARNINGS PER SHARE	$1.00	0.30		0.70	1.26	.65		0.61	(20.6%)	14.8%

AVERAGE SHARES OUTSTANDING
Basic	108,405			108,405	115,441			115,441	(6.1%)	(6.1%)
Diluted	113,721			113,721	121,636			121,636	(6.5%)	(6.5%)

DIVIDENDS PER COMMON SHARE	$0.0650			0.0650	0.0625			0.0625	4.0%	4.0%

NONRECURRING ITEMS
(1) - Revenue recorded upon settlement of a dispute with a carrier.
(2) - Reimbursement of amounts upon a change in our satellite television arrangement.
(3) - Tax effects of items (1) and (2).
(4) - Includes gain recorded upon redemption of Rural Telephone Bank stock ($117.8 million) and gain recorded upon sale of Arizona properties ($.9 million).
(5) - Includes $46.3 million aggregate tax expense related to Item (4), net of $6.4 million net tax benefit due to the resolution of various income tax audit issues.

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(UNAUDITED)

	Six months ended June 30, 2007				Six months ended June 30, 2006
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$428,878			428,878	433,499			433,499	(1.1%)	(1.1%)
Network access	477,601	48,987	(1)	428,614	446,986	1,128	(4)	445,858	6.8%	(3.9%)
Data	204,070			204,070	167,685	184	(4)	167,501	21.7%	21.8%
Fiber transport and CLEC	79,040	13	(1)	79,027	71,831			71,831	10.0%	10.0%
Other	101,257	1,869	(2)	99,388	100,197			100,197	1.1%	(0.8%)
	1,290,846	50,869		1,239,977	1,220,198	1,312		1,218,886	5.8%	1.7%

OPERATING EXPENSES
Cost of services and products	439,919	(4,052)	(2)	443,971	438,746	5,493	(4)	433,253	0.3%	2.5%
Selling, general and administrative	188,913			188,913	191,536	682	(4)	190,854	(1.4%)	(1.0%)
Depreciation and amortization	262,095			262,095	266,999			266,999	(1.8%)	(1.8%)
	890,927	(4,052)		894,979	897,281	6,175		891,106	(0.7%)	0.4%

OPERATING INCOME	399,919	54,921		344,998	322,917	(4,863)		327,780	23.8%	5.3%

OTHER INCOME (EXPENSE)
Interest expense	(104,628)			(104,628)	(100,725)			(100,725)	3.9%	3.9%
Other income (expense)	13,370			13,370	128,056	118,649	(5)	9,407	(89.6%)	42.1%
Income tax expense	(118,526)	(21,090)	(3)	(97,436)	(128,778)	(37,976)	(6)	(90,802)	(8.0%)	7.3%
NET INCOME	$190,135	33,831		156,304	221,470	75,810		145,660	(14.1%)	7.3%

BASIC EARNINGS PER SHARE	$1.73	0.31		1.42	1.86	0.64		1.22	(7.0%)	16.4%
DILUTED EARNINGS PER SHARE	$1.67	0.29		1.38	1.79	0.61		1.19	(6.7%)	16.0%

AVERAGE SHARES OUTSTANDING
Basic	109,718			109,718	118,917			118,917	(7.7%)	(7.7%)
Diluted	115,015			115,015	124,798			124,798	(7.8%)	(7.8%)

DIVIDENDS PER COMMON SHARE	$0.1300			0.1300	0.1250			0.1250	4.0%	4.0%

NONRECURRING ITEMS
(1) - Revenue recorded upon settlement of a dispute with a carrier.
(2) - Reimbursement of amounts upon a change in our satellite television arrangement.
(3) - Tax effects of items (1) and (2).
(4) - Severance and related costs due to workforce reduction, including revenue impact.
(5) - Includes gain recorded upon redemption of Rural Telephone Bank stock ($117.8 million) and gain recorded upon sale of Arizona properties ($.9 million).
(6) - Includes $44.4 million net tax expense related to Items (4) and (5), net of $6.4 million net tax benefit due to the resolution of various income tax audit issues.

CenturyTel, Inc.
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2007 AND DECEMBER 31, 2006
(UNAUDITED)

	June 30,		Dec. 31,
	2007		2006
		(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$43,525		25,668
Other current assets	250,881		264,449
Total current assets	294,406		290,117

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	8,560,266		7,893,760
Accumulated depreciation	(5,355,716)		(4,784,483)
Net property, plant and equipment	3,204,550		3,109,277

GOODWILL AND OTHER ASSETS
Goodwill	3,999,526		3,431,136
Other	775,054		610,477
Total goodwill and other assets	4,774,580		4,041,613

TOTAL ASSETS	$8,273,536		7,441,007

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term debt and current maturities of long-term debt	$511,307		178,012
Other current liabilities	448,967		439,553
Total current liabilities	960,274		617,565

LONG-TERM DEBT	2,735,073		2,412,852
DEFERRED CREDITS AND OTHER LIABILITIES	1,441,155		1,219,639
STOCKHOLDERS' EQUITY	3,137,034		3,190,951

TOTAL LIABILITIES AND EQUITY	$8,273,536		7,441,007

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended June 30, 2007				Three months ended June 30, 2006
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$231,836	54,921	(1)	176,915	164,993	-		164,993
Add: Depreciation and amortization	134,311			134,311	132,127			132,127
Operating cash flow	$366,147	54,921		311,226	297,120	-		297,120

Revenues	$689,991	50,869	(1)	639,122	608,907	-		608,907

Operating income margin (operating income divided by revenues)	33.6%			27.7%	27.1%			27.1%

Operating cash flow margin (operating cash flow divided by revenues)	53.1%			48.7%	48.8%			48.8%

Free cash flow (prior to debt service requirements and dividends)
Net income	$112,265	33,831	(1)	78,434	152,210	78,806	(2)	73,404
Add: Depreciation and amortization	134,311	-		134,311	132,127	-		132,127
Less: Capital expenditures	(57,976)	-		(57,976)	(70,367)	-		(70,367)
Free cash flow	$188,600	33,831		154,769	213,970	78,806		135,164

Free cash flow	$188,600				213,970
Gain on asset dispositions	-				(118,649)
Deferred income taxes	16,634				12,732
Changes in current assets and current liabilities	36,943				31,597
Decrease in other noncurrent assets	2,621				2,887
Increase (decrease) in other noncurrent liabilities	(11,266)				894
Retirement benefits	9,011				7,548
Excess tax benefits from share-based compensation	(3,280)				(761)
Other, net	2,076				1,702
Add: Capital expenditures	57,976				70,367
Net cash provided by operating activities	$299,315				222,287

NONRECURRING ITEMS
(1) - Includes $49.0 million revenue recorded upon settlement of a dispute with a carrier and $5.9 million reimbursement of amounts (of which $1.9 million increased revenues) upon a change in our satellite television arrangement (presented on both a pre-tax and after-tax basis).
(2) - Includes (i) $72.4 million after-tax gains recorded upon redemption of Rural Telephone Bank stock and sale of Arizona properties and (ii) $6.4 million net tax benefit due to the resolution of various income tax audit issues.

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Six months ended June 30, 2007				Six months ended June 30, 2006
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$399,919	54,921	(1)	344,998	322,917	(4,863)	(2)	327,780
Add: Depreciation and amortization	262,095			262,095	266,999			266,999
Operating cash flow	$662,014	54,921		607,093	589,916	(4,863)		594,779

Revenues	$1,290,846	50,869	(1)	1,239,977	1,220,198	1,312	(2)	1,218,886

Operating income margin (operating income divided by revenues)	31.0%			27.8%	26.5%			26.9%

Operating cash flow margin (operating cash flow divided by revenues)	51.3%			49.0%	48.3%			48.8%

Free cash flow (prior to debt service requirements and dividends)
Net income	$190,135	33,831	(1)	156,304	221,470	75,810	(3)	145,660
Add: Depreciation and amortization	262,095	-		262,095	266,999	-		266,999
Less: Capital expenditures	(106,856)	-		(106,856)	(130,455)	-		(130,455)
Free cash flow	$345,374	33,831		311,543	358,014	75,810		282,204

Free cash flow	$345,374				358,014
Gain on asset dispositions	-				(118,649)
Deferred income taxes	30,005				22,151
Changes in current assets and current liabilities	70,835				(460)
Decrease in other noncurrent assets	3,653				297
Increase (decrease) in other noncurrent liabilities	(11,667)				2,286
Retirement benefits	14,647				14,926
Excess tax benefits from share-based compensation	(6,312)				(4,947)
Other, net	4,634				2,244
Add: Capital expenditures	106,856				130,455
Net cash provided by operating activities	$558,025				406,317

NONRECURRING ITEMS
(1) - Includes $49.0 million revenue recorded upon settlement of a dispute with a carrier and $5.9 million reimbursement of amounts (of which $1.9 million increased revenues) upon a change in our satellite television arrangement (presented on both a pre-tax and after-tax basis).
(2) - Severance and related costs due to workforce reduction, including revenue impact.
(3) - Includes (i) $72.4 million after-tax gains recorded upon redemption of Rural Telephone Bank stock and sale of Arizona properties, (ii) $3.0 million severance and related costs due to workforce reduction, including revenue impact, net of tax, and (iii) $6.4 million net tax benefit due to the resolution of various income tax audit issues.